As filed with the Securities and Exchange Commission on July 17, 2020

Registration No. 333-239840

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1040	82-2657796
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

(303) 253-3267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Jones

President and Chief Executive Officer

Hycroft Mining Holding Corporation

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

(303) 524-1947

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neal, Gerber & Eisenberg LLP

2 N. LaSalle Street, Suite 1700

Chicago, IL 60602

Attention: David S. Stone, Esq.

Tel: (312) 269-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(9)
Primary Offering
Shares of Class A common stock, par value $0.0001 per share(2)	34,289,999	$11.50(3)	$394,334,989	$51,185
Shares of Class A common stock, par value $0.0001 per share(4)	3,210,213	$44.82(5)	$143,881,747	$18,676
Secondary Offering
Class A common stock, par value $0.0001 per share(6)	60,867,645	$9.09(7)	$553,286,893	$71,817
Warrants, each to purchase one share of Class A common stock, par value $0.0001 per share(8)	13,489,999	—(8)	—	—
Total			$1,091,503,629	$141,678
(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Consists of (i) 20,800,000 shares of Common Stock that may be issued upon exercise of the public warrants (as such term is defined under “Selected Definitions”) based on the number of public warrants outstanding as of July 9, 2020; (ii) 7,740,000 shares of Common Stock that may be issued upon exercise of the private placement warrants (as such term is defined under “Selected Definitions”); (iii) 2,500,000 shares of Common Stock that may be issued upon exercise of the forward purchase warrants (as such term is defined under “Selected Definitions”) and (iv) 3,249,999 shares of Common Stock that may be issued upon exercise of the PIPE warrants (as such term is defined under “Selected Definitions”). The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Based upon the exercise price per share of Common Stock issuable upon exercise of the public warrants, private placement warrants, forward purchase warrants and PIPE warrants.

(4)	Consists of 3,210,213 shares of Common Stock that may be issued upon exercise of the Seller warrants (as such term is defined under “Selected Definitions”). The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(5)	Based upon an exercise price, as of July 1, 2020, of $44.82 per share. Each of the 12,721,623 Seller warrants is exercisable into approximately 0.2523 shares of Common Stock.

(6)	Consists of (i) 1,688,180 shares of Common Stock converted from founder shares (as such term is defined under “Selected Definitions”); (ii) 20,871,236 shares of Common Stock issued to the 1.5 Lien Note Holders (as such term is defined under “Selected Definitions”) pursuant to the terms of the Exchange Agreement (as such term is defined under “Selected Definitions”) and to the Excess Note Holders (as such term is defined under “Selected Definitions”) pursuant to the terms of the Exchange Agreement (as such term is defined under “Selected Definitions”) upon the consummation of the business combination; (iii) 14,595,892 shares of Common Stock distributed to the Initial Subscribers (as such term is defined under “Selected Definitions”) by the Seller pursuant to its plan of dissolution immediately following issuance to the Seller in the business combination; (iv) 7,596,309 shares of Common Stock issued pursuant to the Subscription/Backstop Agreements (as such term is defined under “Selected Definitions”) upon the consummation of the business combination; (v) 3,125,000 shares of Common Stock issued pursuant to the terms of the Forward Purchase Contract (as such term is defined under “Selected Definitions”) upon consummation of the business combination; (vi) 44,395 shares of Common Stock issued to Cantor (as such term is defined under “Selected Definitions”) pursuant to the Underwriting Agreement, dated as of February 7, 2018, between the Company and Cantor, as amended; (vii) 437,940 shares of Common Stock issued to Lender (as such term is defined under “Selected Definitions”) pursuant to the Sprott Credit Agreement (as such term is defined under “Selected Definitions”); (viii) 31,604 shares of Common Stock issued to Lender and transferred to Prisma Pelican Fund as a participating lender in the Sprott Credit Agreement; (ix) 4,515 shares of Common Stock issued to Lender and transferred to Ninepoint Credit Opportunities Fund as a participating lender in the Sprott Credit Agreement; (x) 9,030 shares of Common Stock issued to Lender and transferred to Natural Resource Income Investing Limited Partnership, a Limited Partnership, as a participating lender in the Sprott Credit Agreement; (xi) 13,545 shares of Common Stock issued to Lender and transferred to Sprott Private Resource Streaming and Royalty (Collector), LP. as a participating lender in the Sprott Credit Agreement; (xii) 6,700,000 shares of Common Stock issuable upon exercise of the sponsor private placement warrants; (xiii) 2,500,000 shares of Common Stock issuable upon exercise of the forward purchase warrants; and (xiv) 3,249,999 shares of Common Stock issuable upon exercise of the PIPE warrants. The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on July 6, 2020.

(8)	Consists of (i) 7,740,000 private placement warrants, (ii) 2,500,000 forward purchase warrants and (iii) 3,249,999 PIPE warrants. Pursuant to Rule 457(g), no separate registration fee is required for the warrants. The applicable registration fee has been allocated to the common stock underlying the warrants.

(9)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Hycroft Mining Holding Corporation is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-239840), which was initially filed with the Securities and Exchange Commission on July 13, 2020 (the “Registration Statement”), solely for the purpose of adding Exhibit 16.1 to the Registration Statement and making corresponding updates to Item 16 and the Exhibit Index. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement and the signature page to the Registration Statement. This Amendment No. 1 does not contain a copy of the prospectus that was included in the Registration Statement and is not intended to amend or delete any part of the prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our common stock and other securities:

SEC registration fee	$141,678
Printing and engraving expenses	20,000
Legal fees and expenses	225,000
Accounting fees and expenses	23,000
Miscellaneous	5,000
Total	$414,678

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company’s Second Amended and Restated Charter provides that its officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Second Amended and Restated Charter provides that the Company’s directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the charter. The Company’s Amended and Restated Bylaws also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 15. Recent Sales of Unregistered Securities.

On September 25, 2017, Mudrick Capital Acquisition Holdings LLC, sponsor, purchased an aggregate of 5,750,000 founder shares, for an aggregate offering price of  $25,000 at an average purchase price of approximately $0.004 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of the IPO.

On, February 12, 2018 sponsor and Cantor purchased an aggregate of 7,740,000 private placement warrants at a price of $1.00 per warrant (6,700,000 warrants by our sponsor and 1,040,000 warrants by Cantor for an aggregate purchase price of  $7,740,000) simultaneously with the completion of our IPO.  Each private placement warrant is exercisable for one share of our Common Stock at a price of $11.50 per share.

On May 29, 2020; pursuant to the terms of the Exchange Agreement, the 1.5 Lien Notesholders and the Excess Notesholders transferred and exchanged $208,712,433 million, in aggregate principal amount, of 1.5 Lien Notes and Excess Notes to Acquisition Sub in exchange for 20,871,236 shares of Common Stock valued at $10.00 per share.

On May 29, 2020, in connection with the closing of the business combination, sponsor, pursuant to the Forward Purchase Contract, purchased, in a private placement for gross proceeds of $25,000,000, 3,125,000 of our shares of Common Stock and 2,500,000 warrants on substantially the same terms as our private placement warrants.

On May 29, 2020, in connection with the closing of the business combination, we issued 7,596,309 shares of Common Stock pursuant to the Subscription/Backstop Agreements and issued 3,249,999 PIPE warrants to the Initial Subscribers in the private investment. The PIPE warrants have substantially the same terms as the private placement warrants.

On May 29, 2020, at the consummation of the business combination, we assumed the Initial Sprott Credit Agreement pursuant to the terms of the Purchase Agreement, entered into the Sprott Credit Agreement, borrowed $70.0 million under such facility and issued to Lender 496,634 shares of Common Stock equal to approximately 1% of the Company’s post-closing shares of Common Stock outstanding.

On May 29, 2020, at the consummation of the business combination, we issued 44,395 shares of Common Stock to Cantor pursuant to the Underwriting Agreement, dated as of February 7, 2018, as amended, as partial payment of Cantor’s deferred underwriting commission.

No underwriting discounts or commissions were paid with respect to such sales. All securities set forth above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and each purchaser was an accredited investor at the time of such purchase for purposes of Rule 501 of Regulation D.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits: The list of exhibits is set forth in the Exhibit Index below:

(b) Financial Statement Schedules: See Index to Financial Statements included on page F-1 for a list of the financial statements included in this registration statement.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Corporation, MUDS Acquisition Sub, Inc. and Hycroft Mining Corporation (Incorporated by reference to Exhibit 2.1. to the Registrant’s Form 8-K, filed with the SEC on January 14, 2020).

2.2	Amendment to Purchase Agreement, dated as of February 26, 2020, by and among Mudrick Capital Acquisition Corporation, MUDS Acquisition Sub, Inc. and Hycroft Mining Corporation (incorporated by reference to Annex A-1 to the joint proxy statement/prospectus on Form S-4/A of the Registrant, filed with the SEC on April 7, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

3.2	Amended and Restated Bylaws of Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

4.1	Warrant Agreement, dated as of October 22, 2015, by and between Hycroft Mining Corporation, Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company N.A., a federally chartered trust company, collectively as initial warrant agent; such warrant agreement was assumed by the Company pursuant to the Purchase Agreement and Continental Stock Transfer & Trust Company, LLC is the successor warrant agent (Incorporated by reference to Exhibit 10.11 to the joint proxy statement/prospectus on Form S-4/A of the Registrant, filed with the SEC on April 7, 2020).

4.2	Warrant Agreement, dated February 7, 2018, by and between and Mudrick Capital Acquisition Corporation and Continental Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, filed with the SEC on February 13, 2018).

4.3	Warrant Agreement, dated May 28, 2020, by and between Hycroft Mining Holding Corporation (f/k/a/ Mudrick Capital Acquisition Corporation) and Continental Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

5.1	Opinion of Neal, Gerber and Eisenberg LLP.*

10.1	Amended and Restated Credit Agreement, dated as of May 29, 2020, by and between Hycroft Mining Holding Corporation, as borrower, MUDS Acquisition Sub, Inc., MUDS Holdco, Inc., Hycroft Resources & Development, LLC and Allied VGH LLC, as guarantors, Sprott Private Resource Lending II (Collector), LP, as lender, and Sprott Resource Lending Corp., as arranger (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.2	Sprott Royalty Agreement, dated May 29, 2020, by and between the Registrant, Hycroft Resources & Development, LLC and Sprott Private Resource Lending II (Co) Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.3	Form of Subscription/Backstop Agreement, dated January 13, 2020, entered into by Mudrick Capital Acquisition Corporation, and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC (Incorporated by reference to Exhibit 10.1 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.4	Form of Amendment to Subscription Agreement, dated May 28,2020 entered into by Mudrick Capital Acquisition Corporation, and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC. (Incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.5	Amended and Restated Registration Rights Agreement, dated May 29, 2020, by and between Mudrick Capital Acquisition Corporation, Mudrick Capital Acquisition Holdings LLC, Cantor Fitzgerald & Co. and the restricted stockholders (Incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.6	Form of Indemnification Agreement of the Registrant entered May 29, 2020 by each of Randy Buffington, John Ellis, Michael Harrison, David Kirsch, Eugene Davis, Marni Wieshofer, Thomas Weng or Stephen M. Jones (Incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.7	HYMC 2020 Performance and Incentive Pay Plan (Incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.8	Employment Agreement, dated March 15, 2019, by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.9	Employment Agreement, dated March 15, 2019, by and between Hycroft Mining Corporation and Stephen M. Jones (Incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.10	Employment Agreement, dated March 25, 2019, by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.11	Seller Support Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC (Incorporated by reference to Exhibit 10.2 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.12	Exchange Agreement, dated as of January 13, 2020, by and among MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.3 to the joint proxy statement/prospectus on Form S-4 of the Registrant filed with the SEC on February 14, 2020).

10.13	Omnibus Amendment to Note Purchase Agreements and Exchange Agreement, dated May 28, 2020 by and between MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain of its direct and indirect subsidiaries and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.14	Note Exchange Agreement, dated as of January 13, 2020, by and among Hycroft Mining Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.7 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.15	Omnibus Amendment to Note Purchase Agreements and Note Exchange Agreement, dated May 28, 2020 by and between MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain of its direct and indirect subsidiaries and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.16	Parent Sponsor Letter Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Holdings LLC and Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 10.4 to the joint proxy statement/prospectus on Form S-4 of the Registrant filed with the SEC on February 14, 2020).

10.17	Forward Purchase Contract, dated January 24, 2018, between Mudrick Capital Acquisition Corporation and Mudrick Capital Acquisition Holdings LLC (Incorporated by reference to Exhibit 10.10 to the Registrant’s registration statement on Form S-1/A, filed with the SEC on January 26, 2018).

10.18	Underwriting Agreement, dated February 7, 2018, between the Registrant and Cantor Fitzgerald & Co. as representatives of the several underwriters (Incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K, filed with the SEC on February 13, 2018).

10.19	Amendment to Underwriting Agreement, dated as of February 12, 2020, by and among the Registrant and Cantor Fitzgerald & Co., as representatives of the several underwriters (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the SEC on February 14, 2020).

10.20	Restricted Stock Unit Agreement (Performance) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.21	Restricted Stock Unit Agreement (Time) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.22	Restricted Stock Unit Agreement (Performance) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Stephen Jones (Incorporated by reference to Exhibit 10.21 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.23	Restricted Stock Unit Agreement (Time) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Stephen Jones (Incorporated by reference to Exhibit 10.22 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.24	Amendment to the Restricted Stock Unit Agreement (Performance) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.23 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.25	Amendment to the Restricted Stock Unit Agreement (Time) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.24 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.26	Amendment to the Restricted Stock Unit Agreement (Performance) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Stephen Jones (Incorporated by reference to Exhibit 10.25 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.27	Amendment to the Restricted Stock Unit Agreement (Time) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Stephen Jones (Incorporated by reference to Exhibit 10.26 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.28	Restricted Stock Unit Agreement (Performance) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.29	Restricted Stock Unit Agreement (Time) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.30	Amendment to the Restricted Stock Unit Agreement (Performance) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.31	Amendment to the Restricted Stock Unit Agreement (Time) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.32	Transition and Succession Agreement, dated July 1, 2020, between Randy Buffington and Hycroft Mining Holding Corporation and Autar Gold Corporation (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the SEC on July 2, 2020).

10.33	Restricted Stock Unit Agreement (Time-Vesting), dated July 1, 2020, between Randy Buffington and Hycroft Mining Holding Corporation (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed with the SEC on July 2, 2020).

10.34	Consulting Agreement, dated July 1, 2020, between Randy Buffington and Hycroft Mining Holding Corporation (Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed with the SEC on July 2, 2020).

16.1

Letter from WithumSmith+Brown, PC dated July 8, 2020 to the SEC regarding statements included in the Current Report on Form 8-K filed on July 13, 2020 (Incorporated by reference to Exhibit 16.1 to the Registrant’s first amendment to its Form 8-K, filed with the SEC on July 16, 2020).

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

23.1	Consent of Plante & Moran PLLC relating to Hycroft Mining Corporation’s financial statements.*

23.2	Consent of WithumSmith+Brown, PC relating to Mudrick Capital Acquisition Corporation’s financial statements.*

23.3	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1)*

23.4	Consent of M3 Engineering and Technology Corporation.*

23.5	Consent of Steven Newman.*

23.6	Consent of Brooke Miller Clarkson.*

23.7	Consent of Tim Carew.*

23.8	Consent of Matt Hartmann.*

23.9	Consent of Richard F. DeLong.*

24.1	Power of Attorney (included as part of signature page).*

96.1	Technical Report Summary, Heap Leaching Feasibility Study prepared for Hycroft Mining Corporation and issued effective as of July 31, 2019 by M3 Engineering and Technology Corporation and other qualified persons (Incorporated by reference to Exhibit 96.1 to the joint proxy statement/prospectus on Form S-4/A of the Registrant filed with the SEC on April 24, 2020).

*        Previously filed in the Registrant’s Form S-1, filed with the SEC on July 13, 2020.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act ;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 17, 2020.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Stephen M. Jones
Stephen M. Jones
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ Stephen M. Jones Stephen M. Jones	President and Chief Executive Officer (principal executive officer)	July 17, 2020

	/s/ Jeffrey Stieber Jeffrey Stieber	Chief Financial Officer (principal financial and accounting officer)	July 17, 2020

	* David Kirsch	Chairman of the Board	July 17, 2020

	*	Director	July 17, 2020
Eugene Davis

	* John Ellis	Director	July 17, 2020

	* Thomas Weng	Director	July 17, 2020

	* Marni Wieshofer	Director	July 17, 2020

*By:	/s/ Stephen M. Jones
Stephen M. Jones
Attorney-in-Fact